Exhibit 99.1

FOR IMMEDIATE RELEASE
September 15, 2003

TEXAS REGIONAL BANCSHARES ANNOUNCES
AGREEMENT IN PRINCIPLE TO ACQUIRE SOUTHEAST
TEXAS BANCSHARES

MCALLEN, TEXAS—Texas Regional Bancshares, Inc. (“Texas Regional”) (NASDAQ: TRBS) announced today an agreement in principle under which Texas Regional will acquire through merger Southeast Texas Bancshares, Inc. (“Southeast Texas Bancshares”) and its banking subsidiary, Community Bank and Trust, SSB (“Community Bank and Trust”) and its other subsidiaries including Port Arthur Abstract and Title Company, Southeast Texas Title Company, and Community Insurance. The total consideration to be paid in the transaction is approximately $226,500,000, to be paid 50% to 60% in cash and the balance in newly issued Texas Regional common stock.

Southeast Texas Bancshares, the holding company for Community Bank and Trust, SSB, is the largest independent bank located in Southeast Texas and offers consumer, commercial, trust and insurance products and services to its customers. Southeast Texas Bancshares, based in Beaumont, Texas, has assets in excess of $1 billion and operates through 28 branches located throughout a six county area serving more than 55,000 households. Southeast Texas Bancshares has the largest market share, in terms of deposits, in the six counties it serves, and has the largest ATM network in the region.

This acquisition is subject to completion of satisfactory due diligence by Texas Regional and execution of a mutually acceptable definitive agreement. The transaction must be approved by the shareholders of Southeast Texas Bancshares and the appropriate regulators and is subject to satisfaction of certain other conditions. The transaction is expected to close early in the first quarter 2004.

As of June 30, 2003, Southeast Texas Bancshares had total assets of $1.054 billion, loans of $661.2 million, deposits of $933.6 million, and shareholders’ equity of $97.5 million. On August 15, 2003, Southeast Texas Bancshares closed a transaction through merger acquiring Secured Trust Bank in Tyler, Texas. On a proforma basis, as of June 30, 2003, the Secured Trust transaction would have increased Southeast Texas Bancshares’ total assets to more than $1.1 billion, loans to $685.5 million, deposits to $970.8 million, and shareholders’ equity to $103.8 million.

Glen E. Roney, Chairman of the Board and Chief Executive Officer of Texas Regional, stated, “This combination expands our footprint from Brownsville all along the Texas Gulf Coast by way of Houston to the Louisiana border. The cities of Beaumont, Port Arthur, Orange, and others in the six county area served by Southeast Texas Bancshares are conveniently located to our Houston banking operations. Upon consummation of the transaction, Texas Regional’s total assets are expected to total more than $5 billion. Southeast Texas Bancshares also has a substantial Trust Department. Following acquisition of Southeast Texas Bancshares, Texas State Bank is expected to have in excess of $1 billion in trust assets under management. The transaction will also allow us to further expand our data processing center into the East Texas market. We believe this important acquisition will enhance the presence of Texas State Bank throughout the southern and southeastern part of the state including the Houston area, with 63 banking locations and expanded ATM service for the convenience of our customers. We are looking forward to welcoming the customers, officers, employees and shareholders of Southeast Texas Bancshares to the Texas Regional family. Our new customers will benefit from Texas State Bank’s broad array of banking products, services and technology. We expect the current management team of Community Bank and Trust to lead Texas State Bank’s aggressive growth strategy in the Southeast Texas market based upon the same local philosophy, stressing local decision-making and quality personal service that Texas Regional has successfully followed in our other markets.”

Mr. Walter Umphrey, Chairman of the Board of Southeast Texas Bancshares, stated, “In addition to the cash, our shareholders will receive substantial value through a marketable equity interest in an excellent financial institution.” Mr. William G. McNinch, Chairman and Chief Executive Officer of Community Bank and Trust said, “This transaction will allow us to expand the services provided to our customers, including larger lending limits. We also believe this transaction will broaden and increase the opportunities available to our management team and employees.”

Texas Regional reported net income for second quarter 2003 of $15,455,000, or $0.52 per diluted common share compared to $13,256,000, or $0.45 per diluted common share for second quarter 2002. Return on assets and return on shareholders’ equity averaged 1.54 percent and 15.41 percent, respectively, for the second quarter 2003, compared to 1.55 percent and 16.43 percent, respectively, for the same period last year.

Texas Regional is a registered bank holding company whose wholly owned subsidiary, Texas State Bank, conducts a commercial banking business through 34 full service banking offices, including 28 in the Rio Grande Valley of Texas, 2 in the Corpus Christi-Coastal Bend area, 3 in the Houston-Sugar Land area, and 1 in Eagle Pass. Texas Regional stock trades on The Nasdaq Stock MarketSM under the symbol TRBS.

TRANSACTION RATIONALE

•                  Strategic expansion opportunity which supplements Texas Regional’s dominant market position in the Rio Grande Valley of South Texas. Provides a strong base for future growth opportunities from Brownsville to the Louisiana border including the Houston area.

•                  Positions Texas State Bank to compete as a Texas based bank responsive to local needs in the communities served by Community Bank & Trust, SSB.

•                  Attractive core deposit franchise.

•                  Financially attractive and expected to be accretive to earnings during initial year.

•                  Capitalizes on proven merger integration skills. Texas Regional has delivered strong asset and revenue growth from previously merged franchises.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

Following execution of the definitive agreement, Texas Regional intends to file with the SEC a registration statement on Form S-4 concerning the transaction between Texas Regional and Southeast Texas Bancshares. The Form S-4 registration statement will include a proxy statement/prospectus which Texas Regional and Southeast Texas Bancshares intend to mail to the Southeast Texas Bancshares shareholders in connection with the transaction. Investors and security holders of Texas Regional and Southeast Texas Bancshares are urged to read the proxy statement/prospectus when it becomes available because it contains important information about Texas Regional, Southeast Texas Bancshares and the transaction. Investors and security holders may obtain a free copy of the proxy statement/prospectus (when it is available) at the SEC’s web site at www.sec.gov. A free copy of the proxy statement/prospectus (when it is available) may also be obtained from Texas Regional or Southeast Texas Bancshares. Texas Regional and its executive officers and directors may be deemed to be participants in the solicitation of proxies from the shareholders of Southeast Texas Bancshares in favor of the transaction. Information regarding the interests of Texas Regional’s officers and directors, and the interests of Southeast Texas Bancshares’ officers and directors, in the transaction will be included in the proxy statement/prospectus.

In addition to the registration statement on Form S-4 to be filed by Texas Regional in connection with the Southeast Texas Bancshares transaction, and the related proxy statement/prospectus to be mailed to the shareholders of Southeast Texas Bancshares, Texas Regional files annual, quarterly and special reports, proxy and information statements, and other information with the SEC. Investors may read and copy any of these reports, statements and other information at the SEC’s public reference rooms located at 450 5th Street, N.W., Washington, D.C 20549, or any of the SEC’s other public reference rooms located in New York and Chicago. Investors should call the SEC at 1-800-SEC-0330 for further information on these public reference rooms. The reports, statements and other information filed by Texas Regional with the SEC are also available free at the SEC’s web site at www.sec.gov. You can also obtain a free copy of these reports, statements and other information from Texas Regional.

Additional financial, statistical and business-related information, as well as business trends, is included in a Financial Supplement. This release, the Financial Supplement and other information are available on Texas Regional’s website at www.trbsinc.com. The Financial Supplement and other information available on Texas Regional’s website can also be obtained by calling R.T. Pigott, Jr., Chief Financial Officer, at (956) 631-5400.

This document and information on Texas Regional’s website may contain forward-looking information (including information related to plans, projections or future performance of Texas Regional and its subsidiaries and planned market opportunities, employment opportunities and synergies from the merger with Southeast Texas Bancshares), the occurrence of which involve certain risks, uncertainties, assumptions and other factors which could materially affect future results. If any of these risks or uncertainties materializes or any of these assumptions proves incorrect, Texas Regional’s results could differ materially from Texas Regional’s expectations in these statements. Texas Regional assumes no obligation and does not intend to update these forward-looking statements. For further information please see Texas Regional’s reports filed with the SEC pursuant to the Securities Exchange Act of 1934, which are available at the SEC’s website at www.sec.gov.

CONTACT: Glen E. Roney, Chief Executive Officer, or R. T. Pigott, Jr., Chief Financial Officer, (956) 631-5400, both of Texas Regional.